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                                                                    EXHIBIT 23.2




                         Consent of Independent Auditors

We consent to the use of our report dated January 27, 2004, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 2003 in this Annual Report (Form 10-K) of CSX Corporation and subsidiaries (CSX).

We also consent to the incorporation by reference in each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-2084, 333-54700 and 333-60134) and in each Form S-8 Registration Statement (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41736,
33-57029, 333-09213, 333-73427, 333-73429, 333-32008, 333-43382, 333-48896 and
333-66604) of our report dated January 27, 2004, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 2003 included in this Annual Report (Form 10-K) of CSX for the fiscal year ended December 26, 2003.



/s/ Ernst & Young LLP                                         /s/ KPMG LLP
Jacksonville, Florida                                         Norfolk, Virginia
March 9, 2004                                                 March 9, 2004